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                                                            EXHIBIT 10.7
                             SUB-SUBLEASE AGREEMENT

         THIS AGREEMENT is made and entered into as of the Is' day of April, 1997 by and between METRO PROVIDER SERVICE CORPORATION, AN ILLINOIS CORPORATION ("Sublessor") and SAPIENT CORPORATION, a Delaware corporation ("Sublessee").

                                   WITNESSETH:

         WHEREAS, pursuant to that certain Office Lease Agreement dated February 1, 1987, between Chicago Title and Trust Company as Trustee under a Trust Agreement dated December 7, 1973 and known as Trust No. 63493 ("Trust No. 63493"), as the original landlord, and Bank of America National Trust and Savings Association ("B of A"), as tenant (the "Original Lease"), as amended by the First Amendment to Lease dated March 28, 1995 (the "First Amendment"), between Rio Grand Properties IV, L.P., a Delaware Limited Partnership, as successor landlord, and B of A (the Original Lease and the First Amendment are collectively referred to as the "Master Lease"), copies of which have been furnished to Sublessee and form a part of this Sub-Sublease Agreement (this "Sublease"), B of A leased certain leased premises in the office building known as 200 West Adams Street, Chicago, Illinois (the "Building") located on the real property (the "Land") described in the Master Lease; and

         WHEREAS, Adams Family, L.L.C., a Delaware limited liability company, as beneficiary, is now the Landlord under the Master Lease ("Landlord"); and

         WHEREAS, pursuant to that certain Sublease Agreement dated as of April, 1996 between B of A and Sublessor (the "Prior Sublease"), Sublessor sublet approximately 27,563 square feet of net rentable area on the 27~ and 28~ floors of the Building (the "Metro Subleased Premises"); and

         WHEREAS, Sublessee desires to sub-sublet approximately Five Hundred Sixty (560) square feet of net rentable area as shown in Exhibit A (the "Subleased Premises") of the Metro Subleased Premises on the 27th floor of the Building identified on Exhibit A attached hereto and made a part hereof and Sublessor has agreed to sub-sublet the same, on the rates, terms and conditions hereinafter set forth.

         NOW, THEREFORE, Sublessor, for and in consideration of the rents, covenants, and agreements hereinafter contained on the part of Sublessee to be paid, kept and performed, does hereby sublet and demise unto Sublessee, and Sublessee hereby takes and hires from Sublessor, the Subleased Premises.

         TO HAVE AND TO HOLD the same unto Sublessee, its successors and assigns, for a term (the "Sublease Term") to commence on April 1, 1997 (the "Commencement Date") and to expire on December 31, 1997 subject to the provisions of the Prior Sublease and the Master Lease, as incorporated herein in
Section 4.2 and upon the rentals, terms, covenants, and provisions set forth in this Sublease.

AND Sublessor and Sublessee hereby agree as follows:


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         1. Sublessee covenants and agrees to pay to Sublessor a total rental for the term of Three Thousand Nine Hundred Ninety-six Dollars ($3,996.00) payable in equal monthly installments of Four Hundred Forty-four Dollars ($444.00) each in advance, commencing on the Commencement Date and continuing thereafter on the first day of each month during the term hereof, without notice or demand and without abatement, deduction, or setoff of any amount whatsoever. In the event that a month during the Sublease Term is less than a full calendar month, the monthly rent shall be determined by multiplying the monthly rent by the actual number of days of the month in the Sublease Term divided by the total number of days in such month.

         2. Sublessee agrees to accept the Subleased Premises in an "as is" condition, except for latent or hidden, structural, mechanical or electrical defects or deficiencies.

         3. Sublessor and Sublessee agree that, if Sublessor is required by the Landlord to pay any additional charge for additional electricity (i.e., for after-hours air conditioning and heating) and such charge is caused by Sublessee's use, Sublessee will timely pay its proportionate share of such charges directly to Landlord or reimburse Sublessor therefor upon notice in writing, as Sublessor shall direct. Sublessee agrees to pay Sublessor its pro rata share of electricity which is not separately metered. Such share shall be determined on the basis of the square feet of Subleased Premises divided by the total square feet which is included in such meter. In the event such proration is not equitable, either party may request and the parties shall agree to an equitable adjustment to such proration.

         4. Sublessee hereby agrees to lease and occupy the Subleased Premises subject and subordinate to the terms and provisions of the Master Lease and the Prior Sublease. The Master Lease is incorporated herein by reference in Section
4.2 on the following understandings:

                  4.1 For the purpose of the incorporation by reference of certain provisions of the Master Lease in this Sublease, the term "Landlord" as used therein shall refer to Sublessor hereunder, its successors and assigns and the term "Tenant" as used therein shall refer to Sublessee hereunder, its successors and assigns.

                  4.2 The following sections of the Master Lease shall be incorporated herein by reference with respect to the Subleased Premises:

                    Original Lease Sections: 1.02, 1.19, 7, 8, 9, 10, 12,
                    13, 14, 15, 16, 17, 20, 21 (with the exception of
                    21;01(a), 21.01(e) and 21.06(x)), 22, 24, 25, 26,

         4.3 Notwithstanding anything contained herein or in the Master
Lease or Prior Sublease to the contrary all other sections, exhibits and riders of the Master Lease shall not be applicable to this Sublease.

         4.4 Each party hereto agrees to perform and comply with the applicable terms, provisions, covenants and conditions of the Master Lease as incorporated herein and not to do or suffer or permit anything to be done that would result in a default under or cause the Master Lease or the Prior Sublease to be terminated or forfeited.


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         4.5 Where the Landlord reserves the right under Sections 16 and 17 of the Master Lease to enter the Subleased Premises during normal business hours with prior notice and with minimal disruption of normal business, use and occupancy of the Subleased Premises, said right shall inure to the benefit of each Landlord, B of A and Sublessor as regards to the Subleased Premises with the exception of: Landlord's rights under Sections 16 to exhibit the Premises to prospective tenants which shall not inure to Sublessor; and with respect to any areas designated by Sublessee to be "secure" portions of the Subleased Premises which shall not be accessible to Sublessor except in the event of an emergency.

         4.6 With respect to facilities, work, services, maintenance, repairs and restoration or the performance of other obligations required of the Landlord and/or B of A under the Master Lease, without limiting Sublessor's obligations under 4.2, Sublessor shall initially request the same from B of A, upon request in writing from Sublessee, and shall use all reasonable efforts to obtain the same from B of A and/or Landlord. Sublessee shall also have the right to request the same directly from B of A and/or Landlord.

         4.7 In connection with any alterations, improvements or additions (as such terms are used in the Master Lease) desired to be made by Sublessee, the terms of the Master Lease shall be applicable to this Sublease. Sublessor, B of A and Landlord hereby consent to the installation of Sublessee's improvements as shown in attached Exhibit A. Sublessee shall be solely responsible for all costs involved in the design and construction of subsequent renovations to the Subleased Premises. Upon execution of this Sublease and prior to commencement of the Sublease Term and any rent obligation hereunder, Sublessor grants Sublessee immediate access to the Subleased Premises and Sublessee may commence the installation of fixtures, equipment and any of Sublessee's leasehold work and Sublessee shall pursue such installations to completion. During the installation period prior to the commencement of the Sublease Term, Sublessee agrees to be bound by the terms and provisions of this Sublease except with respect to the payment of rent or other charges due hereunder.

         4.8 In connection with any assignment or subletting (as used in Section 20 of the Master Lease) desired to be made by Sublessee, the terms of said
Section 20 shall be applicable to this Sublease. Sublessee shall also obtain Sublessor's proper written consent to any such assignment or subletting, which consent Sublessor agrees not to unreasonably withhold, and if the consent of the Sublessor is obtained, Sublessee shall contact B of A and Landlord directly for B of A's and Landlord's consent, if required, and if either such party refuses to consent to such assignment or subletting, Sublessor shall, upon request in writing from Sublessee, use reasonable efforts to secure such consent from B of A and Landlord. Notwithstanding the foregoing, Sublessee may assign or sublet the Premises without Sublessor, B of A or Landlord consent, to any entity which controls, is controlled by, or is under the common control with Sublessee, or to any entity resulting from any merger or consolidation with Sublessee.

         4.9 This Sublease is subordinate and subject to the Master Lease and the Prior Sublease.

         4.10 Sublessor and Sublessee hereby agree that Sublessee shall be responsible for completion of and payment for the following work to be completed in accordance with the Plans:


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                  (i) Demising of the Subleased Premises from the portion of the
27th Floor retained by Sublessor; and

                  (ii) The improvement work shown in Exhibit A.

         4.11 The parties acknowledge that Sublessee shall occupy the Sublease Premises following the expiration of the Sublease term pursuant to a separate lease agreement executed between Sublessee and Landlord dated March 31, 1997 (the "Sapient Lease") and that Sublessee shall not be obligated to remove the improvements or alterations made to the Sublease Premises by Sublessee except as set forth in said lease. In the event Landlord obligates B of A or Sublessor to remove any improvements alterations made to the Sublease Premises by B of A or Sublessor from the Subleased Premises, Sublessee shall be responsible for any modifications to those improvements or alterations by Sublessee, but all other Sublessor or B of A improvements or alterations shall be removed and restoration work shall be the obligation of Sublessor or B of A.

         5. (a) Sublessor's rights under the Prior Sublease and Master Lease (excepting such rights as are personal to Sublessor) may be enforceable against B of A or Landlord by Sublessee on behalf of Sublessor, and Sublessee shall advise Sublessor, in writing, before taking any action to enforce such rights; provided, however, the provisions of this Section shall not excuse Sublessor from seeking to enforce any of tenant's rights under the Prior Sublease or Master Lease if requested by Sublessee.

                  (b) If Sublessee shall default in fulfilling any of the terms, covenants or agreements hereof, or of the Master Lease or the Prior Sublease as herein incorporated, Sublessor may give Sublessee notice of such default and, if Sublessee does not cure any rent or additional rent default other than additional rent that is under dispute, within three (3) days after receipt of written notice by Sublessee from Sublessor, or any other default within twenty
(20) days, after the receipt of written notice by Sublessee for Sublessor (or if such default is of such nature that it cannot be cured within such twenty (20) days and if Sublessee does not commence such curing within such twenty (20) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Sublessor may, at its option, pursue any of the remedies of Landlord set forth in the Master Lease, including without limitation, the right to terminate the Sublease, and Sublessee shall remain liable to the extent provided for therein.

         7. In the event Sublessor defaults in keeping, observing or performing any of the terms, provisions, covenants and conditions contained in the Prior Sublease or this Sublease, and such default is not cured (or proper corrective measures to cure such default commenced) by Sublessor within the period specified for the curing of such defaults, Sublessee shall have the right to remedy such default after it gives Sublessor written notice thereof. In the event Sublessor defaults in keeping, observing or performing any of the terms, provisions, covenants and conditions contained in the Prior Sublease or this Sublease, and as a result, Sublessee suffers any damage, loss cost or expense, Sublessor shall indemnify and hold Sublessee harmless from and against any and all such loss cost and expense incurred or suffered by Sublessee in connection with such default.


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         8. Except for changes or modifications of the Prior Sublease not relating to the Subleased Premises, Sublessor agrees that Sublessor shall not modify the Prior Sublease without first obtaining the written consent of Sublessee to such modification.

         9. Sublessee may use the Subleased Premises for general office purposes and such other common and usual purposes pertaining to the Sublessee's business.

         10. Any notice or document required or permitted to be delivered pursuant to this Sublease and shall be sent to Sublessor or Sublessee, respectively, at the following addresses, or at such other address as either such party shall designate by written notice to the other party.

                      Sublessor: METRO PROVIDER SERVICE
                                 200 West Adams
                                 Chicago, Illinois 60606
                      with a copy to:   Metro Powder Service
                                        200 West Adams, Suite 2800
                                        Chicago, IL 60606
                                        Telephone: (312) 368-0168
                                        Telecopy: (312)

                            Sublessee: SAPIENT CORPORATION
                            One Memorial Drive, Third Floor
                            Cambridge, Massachusetts 02142
                            Attn: Gerard Kiley
                            with copy to: MACKENZIE & ALBRITTON
                            One Post Street, Suite 500
                            San Francisco, California 94104
                            Attn: Paul Albritton, Esq.
                            Telephone: (415) 288-4000
                            Telecopy: (415) 288-4010

Any notice or document given hereunder shall be in writing and shall be deemed to be delivered when actually hand delivered if delivered by personal delivery, three (3) days after mailing if sent by certified mail, return receipt requested, or the next business day if sent by overnight courier. Sublessor shall provide Sublessee with any notice of default received from B of A or Landlord.

         11. This Sublease Agreement, the Prior Sublease and the portions of the Master Lease incorporated herein, and any subsequent written agreement(s) and modification(s), constitute and are intended to constitute, the entire agreement of the parties to this Sublease. No terms, conditions, warranties, promises or understandings of any nature whatever, expressed or implied, exist between the parties except as may be expressly set forth.

   ......12. Sublessee and Sublessor hereby agree to indemnify and hold each other harmless against all costs, expenses, attorneys fees or other liability for commissions or other compensation


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of charges claimed, by any broker, consultant or agent regarding this Sublease
Agreement, claiming by, through or under such indemnifying party.

         13. (a) The provisions of this Sublease Agreement shall be binding upon the parties hereto, their successors and assigns and Sublessor shall not enter into any agreement which shall assign or modify this Sublease Agreement or Sublessee's rights hereunder without the signed written consent of Sublessee. Any such successor or assignee shall enter into an agreement at the time of such succession or other transfer, acknowledging Sublessee's rights and agreeing to fully perform its obligations to Sublessee hereunder.

             (b) The foregoing notwithstanding, the parties acknowledge that, regardless of any other provision of this Agreement, this Sub-sublease Agreement shall be of no force and effect in the event the Sapient Lease is not executed within ten (10) days of the date hereof.

         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease Agreement in several identical counterparts as of the day and the year first above written.


SUBLESSOR: METRO PROVIDER                       SUBLESSEE: SAPIENT CORPORATION,
           SERVICE COLORATION, an Illinois      a Delaware corporation
                                                corporation
            By:   /s/ James Chao                By:   /s/ Susan Johnson
                 --------------------                --------------------
            Name:  James Chao                   Name:  Susan Johnson
            Title: President                    Title: Chief Financial Officer
                   Metroc Provider Service Corp.



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